Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Customers Bancorp, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Voting Common Stock, par value $1.00 per share	(1)	Other	750,000	$76.41	$57,307,500.00	0.0001381	$7,914.17

Total Offering Amounts:						$57,307,500.00		7,914.17
Total Fee Offsets:								0.00
Net Fee Due:								$7,914.17

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s voting common stock, par value $1.00 per share (the “Voting Common Stock”) that may become issuable under the Customers Bancorp, Inc. 2019 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of Voting Common Stock. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Voting Common Stock as reported on the New York Stock Exchange on June 23, 2026.